EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 31, 2005, among MedicalCV, Inc., a Minnesota corporation (the “Company”), and the investors identified on the signature pages hereto (each an “Investor” and, collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.
DEFINITIONS

1.1                                 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144, or any Person that serves as a general partner and/or investment manager or in a similar capacity of such a Person.

“Bankruptcy Event” means any of the following events:  (a) the Company or any Subsidiary commences a proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable law the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or Multiemployer Plan and which is maintained or otherwise contributed by the Company.

“Benefit Plan” has the meaning set forth in Section 3.1(aa)(ii).

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” shall mean a Certificate of Designation relating to the Shares to be filed prior to the Closing by the Company with the Secretary of State of the State of Minnesota setting forth the rights, preferences and privileges set forth on Exhibit A hereto.

“Closing” means the closing of the purchase and sale of Shares and Warrants contemplated by Section 2.1.

“Closing Date” means the Business Day immediately following the date on which all of the conditions set forth in Section 2.1(d) and 2.1(e) have been satisfied, or such other date as the parties may agree.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.01 per share, and any securities into which such common stock may hereafter be reclassified, converted or exchanged.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Briggs and Morgan, P.A.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

“Escrow Agent” means the Escrow Agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, dated as of the date of this Agreement, among the Company, J. Giordano Securities Group and Venture Bank (the “Escrow Agent”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Notice” has the meaning set forth in Section 4.4.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investment Amount” means, with respect to each Investor, the investment amount indicated below such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.1(c).

“Investor Party” has the meaning set forth in Section 4.12.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.12.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries or (iii) an adverse impairment to the Company’s ability to timely perform its obligations under any Transaction Document.

“New Issue Securities” has the meaning set forth in Section 4.4.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Notice of Acceptance” has the meaning set forth in Section 4.4.

“Outside Date” means April 5, 2005.

“PBGC” means the Pension Benefit Guarantee Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan” means at any time an employee pension plan benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Refused Securities” has the meaning set forth in Section 4.4.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Underlying Shares and Warrant Shares.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

“Required Investors” means one or more Investors representing greater than 50% of the aggregate principal amount of all Shares then outstanding.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents that the Company is obligated to issue, whether contingently or otherwise, including, without limitation, any Underlying Shares issuable upon conversion in full of all Shares and exercise of all Warrants (without regard to any otherwise applicable conversion or exercise restrictions contained therein) (assuming for such purpose that the Conversion Price (as defined in the Certificate of Designation) and the Exercise Price (as defined in the Warrants) equals 75% of the Conversion Price and Exercise Price in effect on the Closing Date), subject to

Section 4.16 herein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, the Underlying Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of 5% Series A Convertible Preferred Stock issued or issuable to the Investors pursuant to this Agreement, having the rights, preferences and privileges set forth in the Certificate of Designation.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Strategic Transaction” means a transaction or relationship in which (1) the Company issues shares of Common Stock (A) to a Person which the Board of Directors of the Company determined in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company or (B) in connection with the acquisition of intellectual property, and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include (x) a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities or (y) issuances to lenders or suppliers.

“Subsidiary” means any subsidiary of the Company included in the SEC Reports.

“Trading Day” means (i) a day on which the Common Stock is traded on an Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Shares, the Certificate of Designation, the Registration Rights Agreement, the Escrow Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares.

“VWAP” means, with respect to any date of determination, the daily volume weighted average price (as reported by Bloomberg using the VAP function) of the Common Stock on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price on the date nearest preceding such date.

“Warrants” means the Common Stock purchase warrants in the form of Exhibit C hereto issued or issuable to the Investors at the Closing.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1                                 Closing.

(a)                                  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares and the Warrants representing such Investor’s Investment Amount.  The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 at 4:30 p.m. (New York City time) on the Closing Date or at such other location or time as the parties may agree.

(b)                                 At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)                                     one or more stock certificates, evidencing Shares with a stated value equal to the Investment Amount indicated below such Investor’s signature on the signature page to this Agreement, registered in the name of such Investor;

(ii)                                  a Warrant, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire the number of Warrant Shares equal to 75% of the number of Underlying Shares as would be issuable upon a conversion in full of the stated value of Shares issuable to such Investor in accordance with Section 2.1(b)(i) (without regard to any limitations on conversion of the Shares);

(iii)                               a copy of the executed, filed and effective Certificate of Designation, accompanied by a certificate evidencing the acceptance thereof by the Secretary of State of the State of Minnesota;

(iv)                              the legal opinion of Company Counsel, in agreed form, addressed to the Investors;

(v)                                 the Registration Rights Agreement, duly executed by the Company;

(vi)                              a certificate executed by a duly authorized officer of the Company certifying that (i) all representations and warranties made by the Company and information furnished by the Company in any schedules to this Agreement, are true and correct in all material respects as of each of the date of this Agreement and the Closing Date, (ii) all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Company, prior to or at the Closing, have been performed or complied with and (iii) the items referenced in Sections 2.1(d)(iv)-(vii) shall have been satisfied and are true and correct as of the Closing;

(vii)                           the Escrow Agreement, duly executed by the Company; and

(viii)                        any other documents reasonably requested by such Investor.

(c)                                  At the Closing, each Investor shall deliver or cause to be delivered the following (the “Investor Deliverables”):

(i)                                     the Investment Amount indicated below such Investor’s name on its signature page of this Agreement, in United States dollars and in immediately available funds, delivered by wire transfer to the escrow account specified in the Escrow Agreement for deposit and distribution in accordance with the terms of the Escrow Agreement; and

(ii)                                  to the Company, the Registration Rights Agreement, duly executed by such Investor.

(d)                                 Conditions Precedent to the Obligations of an Investor to Purchase Shares and Warrants.  The obligation of each Investor to acquire Shares and Warrants at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(i)                                     Representations and Warranties.  The representations and warranties of the Company contained in the Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date;

(ii)                                  Performance.  The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)                               Officer’s Certificate.  The officer’s certificate described in Section 2.1(b)(vi) hereof shall have been delivered;

(iv)                              No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(v)                                 Adverse Changes.  Since the execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to result in a Material Adverse Effect;

(vi)                              No Suspensions of Trading in Common Stock.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement;

(vii)                           Minimum Subscriptions.  The aggregate of all Investors’ Investment Amounts shall not be less than $10,000,000.

(viii)                        Debt Conversion.  Except for the $500,000 in bridge notes described in Schedule 3.1(dd), together with accrued interest thereon, all outstanding indebtedness of the Company (including all accrued and unpaid interest, damages and other amounts owing thereunder) shall have been paid off and satisfied in full through the conversion of all such indebtedness into Shares and Warrants issuable hereunder (with the “Investment Amount” of each holder of such indebtedness being equal to the amount of indebtedness so converted and retired, and any amount not convertible into a whole number of Shares being settled by the Company in cash) so that, upon the Closing no indebtedness of the Company for borrowed money will remain outstanding; and

(ix)                                Company Deliverables.  The Company shall have delivered the Closing Company Deliverables in accordance with Section 2.1(b).

(e)                                  Conditions Precedent to the Obligations of the Company to sell Shares and Warrants.  The obligation of the Company to sell Shares and Warrants at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(i)                                     Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date;

(ii)                                  Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the

Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(iii)                               No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(iv)                              Investors Deliverables.  Each Investor shall have delivered its Investor Deliverables in accordance with Section 2.1(c).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Investor:

(a)                                  Subsidiaries.  The Company has no direct or indirect Subsidiaries.  All references in this Agreement to Subsidiaries shall be disregarded until such time as the Company has any Subsidiaries.

(b)                                 Organization and Qualification.  The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)                                  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby in accordance with their respective terms do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.7 and 4.10 and (v) those that have been made or obtained prior to the date of this Agreement.

(f)                                    Issuance of the Securities.  On or prior to the Closing Date, the Securities will be duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  By the Closing Date, the Company shall have reserved from its duly authorized capital stock a number of shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants, which number of reserved shares is not less than the Required Minimum calculated as of the date hereof.

(g)                                 Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(g).  Except as specified in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as specified in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as specified in Schedule 3.1(g), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)                                 SEC Reports; Financial Statements.  The Company has filed all reports, forms or other information required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, including any amendments thereto, being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  For purposes of this Agreement, any reports, forms or other information provided to the Commission whether by filing, furnishing or otherwise providing, is included in the term “filed” (or any derivations thereof).

(i)                                     Press Releases.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j)                                     Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities (not to exceed $50,000) not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and consistent with past practice. The Company does not have pending before the Commission any request for confidential treatment of information.

(k)                                  Litigation.  Except as specified in Schedule 3.1(k), there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)                                     Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(m)                               Compliance.  Except as specified in the SEC Reports or in Schedule 3.1(m), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(n)                                 Regulatory Permits.  Except as specified in the SEC Reports, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(o)                                 Title to Assets.  Except as specified in Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and valid title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p)                                 Patents and Trademarks.  To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violate or infringe upon the rights of any Person.  Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q)                                 Insurance.  Except as specified in Schedule 3.1(q), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Except as specified in Schedule 3.1(q), the Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r)                                    Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, of the nature or amount that would require disclosure in SEC Reports.

(s)                                  Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal controls that would be required to be disclosed pursuant to Item 308(c) of Regulation S-K under the Exchange Act or, to the Company’s knowledge, in other factors that could reasonably be expected to have a Material Adverse Effect on the Company’s internal controls.

(t)                                    Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute an unreasonably small amount of capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements through fiscal year 2006 and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company has no current intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u)                                 Certain Fees.  Except as specified in Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v)                                 Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer, sale and issuance of the Securities by the Company to the Investors under the Transaction Documents.  The Company is eligible to register the resale of its Common Stock for resale by the Investors under Form SB-2 promulgated under the Securities Act.  Except for the Registrable Securities (as defined in the Registration Rights Agreement) and as specified in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or exercised.

(w)                               Listing and Maintenance Requirements.  Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted.  The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to enter into and to consummate the transactions contemplated by the Transaction Documents, including, without limitation, to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

(x)                                   Investment Company.  The Company is not, and is not an Affiliate of, and immediately following Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)                                 Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors or shareholders of the Company prior to any Closing Date as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(z)                                   No Additional Agreements.  Except as specified in Schedule 3.1(z), the Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa)                            Compliance with ERISA.  (i)  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(ii)                                  The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the “Benefit Plans”) relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws.  All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

(iii)                               No Benefit Plans have any unfunded liabilities, either on a “going concern” or “winding up” basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

(bb)                          Taxes.  All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

(cc)                            Absence of Any Undisclosed Liabilities or Capital Calls.  Except for liabilities described in the SEC Reports, there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the Company’s financial statements and (ii) other undisclosed liabilities which, individually or in the aggregate, could not have, or reasonably be expected to result in, a Material Adverse Effect.

(dd)                          Indebtedness.  The complete amount of indebtedness of the Company for borrowed money (including all accrued and unpaid interest, damages and other amounts owing thereunder) is set forth on Schedule 3.1(dd).  Except for the $500,000 in bridge notes described in Schedule 3.1(dd), together with accrued interest thereon, upon Closing, all such indebtedness will be retired, paid off and converted into Shares and Warrants, and holders of such indebtedness will not directly or indirectly receive any consideration for such conversion other than Shares with a stated value equal to the amount of indebtedness so converted and retired (with any amount not convertible into a whole number of Shares being settled by the Company in cash) plus Warrants determined in accordance with this Agreement.

(ee)                            Disclosure.  The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information.  The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(ff)                                Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.2                                 Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)                                  Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)                                 Investment Intent.  Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)                                  Investor Status.  At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)                                 General Solicitation.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)                                  Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)                                    Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or placement agent engaged by the Company regarding an investment in the Company and (2) the 20th Trading Day prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no actual knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  In addition, such Investor has no “borrow” with respect to the securities of the Company, nor has such Investor entered into any agreement to “borrow” with respect to the securities of the Company.

(g)                                 Indebtedness.  Following the Closing, the Company will not owe any Investor or any of its Affiliates any amounts in respect of borrowed money.

(h)                                 Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such

Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                                 (a)                                  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)                                 Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c)                                  Certificates evidencing Underlying Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Securities pursuant to an effective registration statement (including the Registration Statement) covering such Underlying Shares or Warrant Shares, or (ii) following a sale of such Securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale under Rule 144(k).  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  The Company agrees that it shall, within three Trading Days following such time as restrictive legends would not then be required under this Section 4.1(c), issue and deliver to such Investor certificates that are free of restrictive legends representing Underlying Shares or Warrant Shares in replacement of Underlying Shares or Warrant Shares previously issued with restrictive legends.

4.2                                 Furnishing of Information.  As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Underlying Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Underlying Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3                                 Listing of Securities.  The Company agrees that if the Company applies to have the Common Stock traded on any other Trading Market, it will (i) include in such application the Underlying Shares and Warrant Shares, and will take such other action as is necessary or desirable to cause the Underlying Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible, (ii) take all action reasonably necessary to continue the listing and trading of its Common Stock on such other Trading Market, and (iii) comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such other Trading Market.

4.4                                 Subsequent Placements; Right of First Refusal.

(a)                                  Until the expiration of the 180th day following the Effective Date (plus one additional day for each Trading Day following the Effective Date during which either (1) the Registration Statement is not effective or (2) the prospectus forming a portion of the Registration Statement is not available for the resale of all Registrable Securities (as defined in the Registration Rights Agreement) required to be covered thereby), the Company will not directly or indirectly, offer, sell or grant any option to purchase (or announce any offer, sale, grant or any option to purchase) any of its Common Stock or Common Stock Equivalents.

(b)                                 Without the consent of each holder of outstanding Shares and Warrants, the Company may not enter into or consummate any agreement providing for an equity line of credit, variable (or “future”) priced, resetting, self-liquidating, adjusting or conditional fund raising, or similar financing arrangement.

(c)                                  If at any time prior to the one-year anniversary of the Effective Date (plus one additional day for each Trading Day following the Effective Date during which either (1) the Registration Statement is not effective or (2) the prospectus forming a portion of the Registration Statement is not available for the resale of all Registrable Securities (as defined in the Registration Rights Agreement) required to be covered thereby), the Company proposes to issue any Common Stock or Common Stock Equivalents, other than an issuance described in Section 4.4(d) of this Agreement (collectively, “New Issue Securities”), the Company shall first offer all of the New Issue Securities to the Investors in accordance with the following provisions:

(i)                                     The Company shall publicly disclose its intention to issue New Issue Securities in a manner such that Investors will not be in possession of material non-public information concerning the Company as a result of the provisions of this Section (including receipt of a First Notice, and then give a written notice to each Investor (the “First Notice”) stating (a) its intention to issue the New Issue Securities, (b) the number and description of the New Issue Securities proposed to be issued and (c) the purchase price (calculated as of the proposed issuance date) and the other terms and conditions upon which the Company is offering the New Issue Securities.

(ii)                                  Transmittal of the First Notice to the Investors by the Company shall constitute an offer by the Company to sell to each Investor up to its proportionate number (based upon each Investor’s Investment Amount relative to the aggregate Investment Amount of all Investors signatory hereto) of the New Issue Securities for the price and upon the terms and conditions set forth in the First Notice.  For a period of five (5) Business Days after receipt of the of the First Notice, each Investor shall have the option, exercisable by written notice to the Company (a “Notice of Acceptance”), to accept the Company’s offer as to all or any part of such Investor’s proportionate number of the New Issue Securities.  If two or more types of New Issue Securities are to be issued or New Issue Securities are to be issued together with other types of securities, including, without limitation, debt Securities, in a single transaction or related transactions, the rights to purchase New Issue Securities granted to the Investors under this Section must be exercised to purchase all types of New Issue Securities and such other securities in the same proportion as such New Issue Securities and other securities are to be issued by the Company.

(iii)                               The Company shall have seven (7) Trading Days from the expiration of the period set forth in Section 4.4(c)(ii) above to issue, sell or exchange all or any part of, and publicly announce the transaction with respect to, such New Issue Securities as to which a Notice of Acceptance has not been given by the Investors (the “Refused Securities”), but only upon terms and conditions that are not more favorable than those set forth in the First Notice.  If by the end of the seven (7) Trading Days referenced in this subsection the Company has not made a public announcement with respect to the transaction involving such New Issue Securities, such transaction shall be deemed terminated and knowledge of such transaction shall no longer be deemed material, non-public information.

(d)                                 The restrictions and rights contained in Sections 4.4.(a) and (c) shall not apply to the issuance and sale by the Company of (i) the issuance of securities upon the exercise or conversion of any Common Stock or Common Stock Equivalents issued by the Company prior to the date hereof (but will apply to any amendments, modifications and reissuances thereof), (ii) shares of Common Stock or Common Stock Equivalents to employees, officers, consultants, or directors of the Company, as compensation for their services to the Company or any of its direct or indirect Subsidiaries pursuant to arrangements approved by the Board of Directors of the Company, (iii) Securities issuable to Investors pursuant to the Transaction Documents, (iv) the issuance of up to an aggregate of 1,680,000 shares of Common Stock underlying warrants issued to J. Giordano or Tower Finance Ltd. as compensation in connection with the transaction contemplated by the Transaction Documents, (v) the issuance of an aggregate of 10,000,000 shares of Common Stock or Common Stock Equivalents in connection with Strategic Transactions of which up to 3,000,000 shares (subject to equitable adjustment for intervening stock splits and similar events) of Common Stock or Common Stock Equivalents may be issued in connection with Strategic Transactions not approved by the Company’s shareholders, (vi) up to an aggregate of 1,000,000 shares (subject to equitable adjustment for intervening stock splits and similar events) of Common Stock or Common Stock Equivalents issued to the Company’s primary landlord in connection with a restructuring of the Company’s headquarters’ lease, or (vii) the issuance of up to an aggregate of 8,171,000 shares of Common Stock pursuant to options that may be issued to members of the Company’s management.

4.5                                 Acknowledgment of Dilution.  The Company acknowledges that the issuance of Underlying Shares upon conversion of Shares and Warrant Shares upon exercise of Warrants will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial.  The Company further acknowledges that its obligation to honor conversions under the Shares is unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Investor.

4.6                                 Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require shareholder approval of the sale of the Securities to the Investors.

4.7                                 Reservation of Shares.  The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion obligations under the Shares.  If on any date the Company would be, if notice of conversion were to be delivered on such date, precluded from issuing the number of (i) Underlying Shares, as the case may be, issuable upon conversion in full of the Shares or (ii) Warrant Shares, as the case may be, issuable upon exercise in full of the Warrants (in each case, without regard to any conversion or exercise caps or other limitation thereunder), due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the shareholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company’s Articles of Incorporation or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Underlying Shares and Warrant Shares.  In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company’s Articles of Incorporation or other organizational document to evidence such increase.

4.8                                 Conversion Procedures.  The form of Conversion Notice included in and as defined in the Certificate of Designation sets forth the totality of the procedures required by the Investors in order to convert the Shares.  The form of Exercise Notice included in the Warrants sets forth the totality of the procedures required by the Investors in order to convert the Warrants.  The Company shall honor conversions of the Shares and exercises of Warrants and shall deliver Underlying Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Certificate of Designation and Warrants.

4.9                                 Subsequent Registrations.  Other than pursuant to the Registration Rights Agreement, prior to the 180th day (plus one additional day for each Trading Day following the Effective Date during which either (1) the Registration Statement is not effective or (2) the prospectus forming a portion of the Registration Statement is not available for the resale of all Registrable Securities (as defined in the Registration Rights Agreement) required to be covered thereby) after the Effective Date, the Company may not file any registration statement with the Commission with respect to any securities of the Company other than registration statements on Form S-4 or Form S-8 promulgated by the Commission.  Notwithstanding the foregoing, the Company shall be permitted to continue to file post-effective amendments and supplements to registration statements previously filed with the Commission, provided, no shares are added thereto.

4.10                           Securities Laws Disclosure; Publicity.  By 9:00 a.m. (New York City time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue press releases in forms approved by SF Capital Partners Ltd. disclosing the transactions contemplated hereby.  On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents, including the schedules and exhibits thereto), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and any Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.11                           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.

4.12                           Indemnification of Investors.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.13                           Use of Proceeds.  Except for the repayment of $500,000 in bridge notes described in Schedule 3.1(dd), together with accrued interest thereon, and any cash required to settle any amount of indebtedness not convertible into a whole number of Shares, the Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

4.14                           Existence; Conduct of Business.  The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided, that the foregoing shall not prohibit (a) any sale, lease, transfer or other disposition permitted by this Agreement, or (b) any merger of (i) any domestic Subsidiary with any other domestic Subsidiary, (ii) any domestic Subsidiary with and into the Company, or (iii) any foreign Subsidiary with any other foreign Subsidiary.

4.15                           Indebtedness.  The Company will not enter into any agreements nor issue any instruments for borrowed money prior to the Closing without the consent of SF Capital Partners, Ltd.

4.16                           Reservation of Common Stock.

(a)                                  At any point while the Securities are outstanding, the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)                                 If, on any date while the Securities are outstanding, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the next annual meeting of shareholders.  The Company shall obtain shareholder approval in connection with this Section 4.16(b), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxy-holders shall vote their proxies in favor of such proposal.  If the Company does not obtain shareholder approval at the first meeting, the Company shall call a meeting on the first business day of each fiscal quarter thereafter to seek shareholder approval until the earlier of the date shareholder approval is obtained or the Securities are no longer outstanding.

4.17                           Insurance Matter.  With respect to the Company’s product liability insurance matter disclosed in Schedule 3.1(q), the Company covenants and agrees that in the event its current policy is not continued, renewed or extended with the current insurer, it will purchase 3-year Supplemental Extended Reporting Period coverage available under such policy for an additional premium.  Such Supplemental Extended Reporting Period coverage shall be for the purpose of enabling the Company to have the coverage for claims that occur before the end of the current policy period.

ARTICLE V.
MISCELLANEOUS

5.1                                 Fees and Expenses.  At the Closing, the Company shall pay to Bryan Cave LLP $30,000 as partial reimbursement of SF Capital Partners Ltd. for its legal fees in connection with the Transaction Documents (SF Capital Partners Ltd. may deduct such amount from the Investment Amount deliverable to the Company or Escrow Agent at Closing), it being understood that Bryan Cave LLP has only rendered legal advice to SF Capital Partners Ltd., and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and the other Investors has relied for such matters on the advice of its own respective counsel.  Except as specified in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

5.2                                 Entire Agreement.  The Transaction Documents, together with the Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and schedules.

5.3                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	MedicalCV, Inc.
9725 South Robert Trail
Inver Grove Heights, Minnesota 55077
Facsimile: (651) 452-4948
Attention: Chief Financial Officer

With a copy to:	Briggs and Morgan, P.A.
2200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
Facsimile: (612) 977-8650
Attention: Avron L. Gordon, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4                                 Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Required Investors except as set forth below and except that the provisions of Section 4.4(b) and the conditions precedent set forth in Section 2.1(b) may only be waived or amended by each Investor to be bound by such waiver or amendment.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.  Without the written consent or the affirmative vote of each Investor affected thereby, an amendment or waiver under this Section 5.4 may not:

(a)                                  make any change that impairs the conversion or exercise rights of any Securities;

(b)                                 amend the definition of Required Investors;

(c)                                  change the currency of any amount owed or owing under the Securities or any interest thereon from U.S. Dollars;

(d)                                 impair the right of any Investor to institute suit for the enforcement of any payment with respect to, or conversion or exercise of, any Security; or

(e)                                  modify the provisions of this Section 5.4 or Section 5.5.

It shall not be necessary for the consent of the Investors under this Section 5.4 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

5.5                                 Termination.  This Agreement may be terminated prior to the Closing:

(a)                                  by written agreement of the Investors and the Company;

(b)                                 by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 5:30 p.m. (New York City time) on the Outside Date; provided, that the right to terminate this Agreement under this

Section 5.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time;

(c)                                  by an Investor (as to itself but no other Investor) if it concludes in good faith that any of the conditions precedent contained in Sections 2.1(d)(iv), (v) or (vi) shall have been breached or shall not be capable of being satisfied by the Outside Date despite the assumed best efforts of the Company.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors and shall pay to SF Capital Partners Ltd. all of the fees and expenses incurred by SF Capital Partners Ltd. (including reasonable legal fees and expenses) in connection with this Agreement and the transactions contemplated by this Agreement through the termination date.  Other than as to the foregoing fees and expenses, upon a termination in accordance with this Section 5.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

5.6                                 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.7                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee (i) makes the representations of the assigning Investor under the Agreement, and (ii) agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

5.8                                 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.12 (as to each Investor Party).

5.9                                 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other

Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.10                           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

5.11                           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12                           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13                           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction

Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14                           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.15                           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16                           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17                           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

5.18                           Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MEDICALCV, INC.

By:	/s/ Marc P. Flores
Name: Marc P. Flores
Title: President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

SF Capital Partners Ltd.

By:	/s/ Brian H. Davidson
Name: Brian H. Davidson
Title: Authorized Signatory

Investment Amount:	$ 3,000,000

NAME OF INVESTOR

MedCap Partners, L.P.

By:	/s/ C. Fred Toney
Name: C. Fred Toney
Title: Managing Member

Investment Amount:	$ 2,000,000

NAME OF INVESTOR

MedCap Master Fund, L.P.

By:	/s/ C. Fred Toney
Name: C. Fred Toney
Title: Managing Partner

Investment Amount:	$ 1,500,000

NAME OF INVESTOR

Millennium Partners, L.P.
By:	Millennium Management, L.L.C.
By:	/s/ Terry Feemey
Name: Terry Feemey
Title: Chief Operating Officer

Investment Amount:	$ 2,000,000

NAME OF INVESTOR

Whitebox Hedged High Yield Partners, LP

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Financial Officer/Director

Investment Amount:	$ 1,000,000

NAME OF INVESTOR

Whitebox Intermarket Partners, LP

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Financial Officer/Director

Investment Amount:	$ 800,000

NAME OF INVESTOR

Whitebox Convertible Arbitrage Partners, LP

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Financial Officer/Director

Investment Amount:	$ 500,000

NAME OF INVESTOR

Pandora Select Partners, LP

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Financial Officer/Director

Investment Amount:	$ 500,000

NAME OF INVESTOR

ASA Opportunity Fund, L.P.

By:	/s/ Robert D. Furst, Jr.
Name: Robert D. Furst Jr.
Title: Managing Member of General Partner

Investment Amount:	$ 100,000

NAME OF INVESTOR

Furst Capital Partners LLC

By:	/s/ Robert D. Furst, Jr.
Name: Robert D. Furst Jr.
Title: Managing Member

Investment Amount:	$ 200,000

NAME OF INVESTOR

The Larry Haimovitch 2000 Separate Property Revocable Trust

By:	/s/ Larry Haimovitch
Name: Larry Haimovitch
Title: Trustee

Investment Amount:	$ 50,000

NAME OF INVESTOR

ProMed Partners, L.P.

By:	/s/ Barry Kurokawa
Name: Barry Kurokawa
Title: Managing Director

Investment Amount:	$ 210,000

NAME OF INVESTOR

ProMed Partners II, L.P.

By:	/s/ Barry Kurokawa
Name: Barry Kurokawa
Title: Managing Director

Investment Amount:	$ 53,000

NAME OF INVESTOR

ProMed Offshore Fund, Ltd.

By:	/s/ Barry Kurokawa
Name: Barry Kurokawa
Title: Managing Director

Investment Amount:	$ 34,000

NAME OF INVESTOR

ProMed Offshore Fund II, Ltd.

By:	/s/ Barry Kurokawa
Name: Barry Kurokawa
Title: Managing Director

Investment Amount:	$ 703,000

NAME OF INVESTOR

Alice Ann Corporation
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 30,000

NAME OF INVESTOR

Robert G. Allison
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 50,000

NAME OF INVESTOR

William H. Baxter Revocable Trust
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,000

NAME OF INVESTOR

Gary A. Bergren
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 30,000

NAME OF INVESTOR

Piper Jaffray as Custodian FBO Craig L. Campbell IRA
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,000

NAME OF INVESTOR

Piper Jaffray as Custodian FBO Bradley A. Erickson IRA
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 35,000

NAME OF INVESTOR

Anne S. Chudnofsky
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 20,000

NAME OF INVESTOR

Dorothy J. Hoel
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,000

NAME OF INVESTOR

Piper Jaffray as Custodian FBO Robert H. Clayburgh IRA
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 35,000

NAME OF INVESTOR

Elizabeth J. Kuehne
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,000

NAME OF INVESTOR

Raymond R. Johnson
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,000

NAME OF INVESTOR

Piper Jaffray as Custodian FBO Charles W. Pappas IRA
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,000

NAME OF INVESTOR

Richard C. Perkins
By:	/s/ Richard C. Perkins

Investment Amount:	$ 50,000

NAME OF INVESTOR

John T. Potter
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 35,000

NAME OF INVESTOR

Paul C. Seel and Nancy S. Seel JTWROS
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,000

NAME OF INVESTOR

E. Terry Skone
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 35,000

NAME OF INVESTOR

Donald O. and Janet Voight TTEE’s FBO Janet M. Voight Trust U/A dtd 8/29/96
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,000

NAME OF INVESTOR

Piper Jaffray as Custodian FBO James B. Wallace SPN/PRO
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 35,000

NAME OF INVESTOR

Piper Jaffray as Custodian FBO Michael R. Wilcox IRA
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,000

NAME OF INVESTOR

Daniel S. and Patrice M. Perkins JTWROS

By:	/s/ Daniel S. Perkins & /s/ Patrice M. Perkins

Investment Amount:	$ 25,000

NAME OF INVESTOR

Piper Jaffray as Custodian FBO Mark L. Beese IRA
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Daniel S. Perkins
Name: Daniel S. Perkins
Title: Vice President

Investment Amount:	$ 8,000

NAME OF INVESTOR

David H. and Lise B. Potter JTWROS
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Daniel S. Perkins
Name: Daniel S. Perkins
Title: Vice President

Investment Amount:	$ 20,000

NAME OF INVESTOR

Pyramid Partners, L.P.
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Daniel S. Perkins
Name: Daniel S. Perkins
Title: Vice President

Investment Amount:	$ 150,000

NAME OF INVESTOR

PKM Properties, LLC

By:	/s/ Paul K. Miller
Name: Paul K. Miller
Title: Chief Executive Officer

Investment Amount:	$ 150,000

NAME OF INVESTOR

By:	/s/ Peter L. Hauser
Name: Peter L. Hauser

Investment Amount:		$ 1,008,611.11

NAME OF INVESTOR

Robert D. Furst Jr. Money Purchase Pension Plan and Trust

By:	/s/ Robert D. Furst Jr.
Name: Robert D. Furst Jr.
Title: Trustee

Investment Amount:	$ 201,722.22

NAME OF INVESTOR

Piper Jaffray as Custodian FBO Bradley A. Erickson IRA
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 30,258.33

NAME OF INVESTOR

Piper Jaffray as Custodian FBO Robert G. Allison IRA
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,125.28

NAME OF INVESTOR

Dennis D. Gonyea
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 50,430.56

NAME OF INVESTOR

John T. Potter
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,215.28

NAME OF INVESTOR

Carolyn Salon
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 30,258.33

NAME OF INVESTOR

Alan R. Reckner
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 15,129.17

NAME OF INVESTOR

Joel Salon
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,125.28

NAME OF INVESTOR

Brust Limited Partnership
Perkins Capital Management Inc., Attorney-in-fact
By:	/s/ Richard C. Perkins
Name: Richard C. Perkins
Title: Vice President

Investment Amount:	$ 25,215.28

NAME OF INVESTOR

Goben Enterprises LP
A Minnesota Limited Partnership
By:	/s/ Gary Benson
Name: Gary Benson
Title: General Partner

Investment Amount:	$ 200,000

SCHEDULE 3.1(g)

As of March 24, 2005

	Authorized	Outstanding
Preferred Stock	5,000,000	0
Common Stock	95,000,000	10,737,083
Option / Equity Incentive Plans
1992	500,000	49,750
1993	300,000	77,000
1997	500,000	236,416
2001	1,328,895	990,877
Options Outside Plans		225,000
Warrants		7,172,636
Anti-Dilution Adjustments (assumes $13.1 million new money)		1,740,753
Total Shares, Options and Warrants		21,229,515

Excludes issuable Common Stock or Common Stock Equivalents as follows:

MidSouth Capital (6,500)

Baxter Capital Advisors, Inc. (26,000)

ROI Group Associates, Inc. (80,000)

Management Group (8,171,000)

Tower Finance, Ltd. (68,000)

SCHEDULE 3.1(k)

On March 4, 2005, the Company became aware of a forty-six year-old male patient who had undergone double valve replacement surgery on February 14, 2003 in which the patient received an aortic and mitral Omnicarbon heart valves manufactured by the Company.  The patient suffered from pulmonary edema and severe mitral insufficiency.  An attending physician has stated that the leaflet of the mitral valve prosthesis could not be visualized and had detached.  The patient underwent emergency surgery to replace the valve, after which the patient was transferred to intensive care where, on March 5, 2005, the patient died.  The Company has not completed an investigation of the matter.  The Company has sent an initial report to the Food and Drug Administration of the incident and has undertaken an investigation of the matter.  No claim has been made against the Company.  The Company believes that the claim will be covered by its products liability insurance policy, subject to the contractual limitations and coverage limits thereof.  The Company has notified its products liability insurer of the incident.

On or about September 27, 2004, the Company received a letter from legal counsel for Segmed, Inc. and Dr. William F. Northup III.  Dr. Northup and Segmed entered into an Assignment Agreement with the Company dated August 7, 2002, relating to the Company’s annuloplasty technology for the repair of mitral and tricuspid heart valves developed by Dr. Northup and Segmed.  The letter alleges that the Company has abandoned the commercialization of the annuloplasty technology, thereby constituting a termination of the assignment of the technology.  The letter claims that Dr. Northup is considering reclaiming his rights to the technology which would require the Company to return the property and documents related to the assignment including, but not limited to, the apparatus and other intellectual property.  The Company disputes that it has abandoned the commercialization of the annuloplasty and has had continuing discussions with Dr. Northup.  Neither Dr. Northup nor his legal counsel have made further allegations that the technology has been abandoned.  The Company has had continuing discussions with Dr. Northrup concerning its sale of the annuloplasty technology to a medical device company.  Dr. Northrup has participated in these discussions, which are in an early stage.

SCHEDULE 3.1(m)

On or about September 27, 2004, the Company received a letter from legal counsel for Segmed, Inc. and Dr. William F. Northup III.  Dr. Northup and Segmed entered into an Assignment Agreement with the Company dated August 7, 2002, relating to the Company’s annuloplasty technology for the repair of mitral and tricuspid heart valves developed by Dr. Northup and Segmed.  The letter alleges that the Company has abandoned the commercialization of the annuloplasty technology, thereby constituting a termination of the assignment of the technology.  The letter claims that Dr. Northup is considering reclaiming his rights to the technology which would require the Company to return the property and documents related to the assignment including, but not limited to, the apparatus and other intellectual property.  The Company disputes that it has abandoned the commercialization of the annuloplasty and has had continuing discussions with Dr. Northup.  Neither Dr. Northup nor his legal counsel have made further allegations that the technology has been abandoned.  The Company has had continuing discussions with Dr. Northrup concerning its sale of the annuloplasty technology to a medical device company.  Dr. Northrup has participated in these discussions, which are in an early stage.

In February, April and May, 2004, the Company conducted a private placement to accredited investors of units, each consisting of one share of common stock and one warrant to purchase one share of common stock.  The Company sold 2,730,763 units for aggregate gross proceeds of $4,014,222.  The Company agreed to use commercially reasonable best efforts to cause the shares and the shares underlying the warrants sold in the above-referenced private placement to be registered for resale on Form SB-2 and to cause such registration to be declared effective by the Commission within 90 days following the initial filing thereof.  The Company satisfied its obligations to file such registration statement and to cause such registration statement to be declared effective by the Commission.  The Company is presently obligated to update such registration statement by means of a post-effective amendment to disclose the fundamental change in its business since the time of filing and to include updated financial information.  The Company has not completed the required updating, but intends to do so as soon as practicable following the Closing of the transactions contemplated by the Transaction Documents.  No claim has been made against the Company arising out of such registration obligations.

SCHEDULE 3.1(o)

File Number	Date	Secured Party	Collateral Description	Amount of Obligation	Status

00215773	2/27/98	Citigroup	All Inventory, etc.	Repaid in full	Release
020024930253	8/19/02	Segmed	Certain Intellectual Property pursuant to Security Agreement dated 8/7/02	$500,000.00	Active UCC-1
020036276297	1/17/03	PKM Properties, LLC	All assets of every kind and description and all proceeds thereof.	$943,333.00	To be converted to securities
020038002441	7/9/03	PKM Properties, LLC	All assets of every kind and description and all proceeds thereof.	$1,000,000.00	To be converted to securities
020038002898	7/9/03	Peter Hauser	All assets of every kind and description and all proceeds thereof.	$1,000,000.00	To be converted to securities
020039543927	11/21/03	Draft Co.	All assets of every kind and description and all proceeds thereof.	Repaid in full	Release

SCHEDULE 3.1(q)

The Company has a $5 million products liability insurance policy for worldwide coverage.  This policy expires on March 20, 2005.  The Company has been advised by its insurance representative that the insurer may seek to reduce coverage under the policy, including policy limits, due to the Company’s financial condition.  The Company has accepted an offer from the insurer to extend the expiring policy until April 20, 2005.  Between the closing and April 20, 2005, the Company intends to use its best efforts to renew or replace the products liability policy.  The Company believes, based upon discussions with its insurance representatives, that upon completion of its private placement, it will be able to renew the coverage or secure alternate insurance.  The Company is unable to predict, however, whether there will be any change in its coverages or the premium therefor.  In the event that the policy is not continued, renewed or extended with the current insurer, it is the intention of the Company to purchase 3-year Supplemental Extended Reporting Period coverage available to the Company for an additional premium.  This coverage does not extend the policy, but allows the Company to have coverage for claims that occur before the end of the policy period.

The Company has informed the insurer of a potential claim arising out of the patient heart valve implant matter described in Schedule 3.1(k).

SCHEDULE 3.1(u)

The Company has engaged J Giordano Securities Group (“Giordano”) as its non-exclusive agent and Tower Finance, Ltd. (“Tower”) as its finder in connection with the transaction contemplated by the Agreement (the “Private Placement”).  The Company has agreed to pay Giordano such commissions, fees and reimbursement of expenses as are set forth in the engagement letter, dated December 17, 2004, as amended March 16, 2005 (the “Giordano Agreement”).  The Company has agreed to pay Tower such finder’s fee and reimbursement of expenses as are set forth in the finder agreement, dated December 8, 2004, as amended March 16, 2005 (the “Tower Agreement”).

Pursuant to the Giordano Agreement, the Company has agreed (1) to pay Giordano a cash commission equal to 6% of the gross proceeds raised upon the sale of Shares to its clients (exclusive of Shares issued upon conversion of indebtedness in the Private Placement), (2) to reimburse Giordano for reasonable expenses incurred in connection with the Private Placement, and (3) to issue to Giordano five-year warrants to purchase a number of shares of common stock equal to 6% of the number of shares of common stock issuable upon conversion of the Shares sold in the Private Placement to its clients (exclusive of Shares issued upon the conversion of indebtedness in the Private Placement).

Pursuant to the Tower Agreement, the Company has agreed (1) to pay Tower a finder’s fee equal to 6% of the gross proceeds raised upon the sale of Shares to persons introduced to the Company by Tower (exclusive of Shares issued upon conversion of indebtedness in the Private Placement), (2) to reimburse Tower for reasonable expenses incurred in connection with the Private Placement, and (3) to issue to Tower five-year warrants to purchase a number of shares of common stock equal to 6% of the number of shares of common stock issuable upon conversion of the Shares sold in the Private Placement to persons introduced to the Company by Tower (exclusive of Shares issued upon the conversion of indebtedness in the Private Placement).

SCHEDULE 3.1(v)

Date Issued	Quantity	Exercise Price ($)	Expiration Date	Description
08/21/01	400,000	6.50	08/21/06	Warrants issued in 2001 Bridge Loan
11/20/01	112,500	6.75	11/20/06	Warrants issued to IPO Underwriter
11/17/04	34,014	TBD	11/17/14	Warrants issued in PKM Financing
12/01/04	25,000	1.46	12/01/11	Warrant issued to LightWave on Milestone
12/31/04	45,000	TBD	12/31/09	Warrants issued in Perkins Financing
01/13/05	40,000	TBD	01/13/10	Warrant issued in Furst Financing
03/03/05	750,000	0.50	03/03/15	Warrant issued in PKM Financing
TOTAL	1,406,514

Excludes shares covered by registration statement described in Schedule 3.1(m).

Excludes shares issuable pursuant to anti-dilution adjustments.

SCHEDULE 3.1(z)

Debt Conversion Agreement by and between MedicalCV, Inc. and PKM Properties, LLC.

Debt Conversion Agreement by and between MedicalCV, Inc. and Peter L. Hauser.

Letter Electing Alternative 2 pursuant to December 2004 Bridge Note Purchase Agreement by and between MedicalCV, Inc. and Perkins Capital Management.

Letter Electing Alternative 2 pursuant to January 2005 Bridge Note Purchase Agreement by and between MedicalCV, Inc. and Robert Furst Pension Plan & Trust.

SCHEDULE 3.1(dd)

Lender	Type	Amount Due ($)
PKM Properties, LLC	Letter of Credit	943,333
PKM Properties, LLC	Term Debt	1,500,000
Peter L. Hauser	Term Debt	1,000,000
Perkins and Furst	Convertible Notes	425,000
PKM Properties, LLC	Credit Agreement	500,000
PKM Properties, LLC	Credit Agreement (Bridge Notes)	500,000
Accrued Interest	(through March 31, 2005)	40,325
Total		4,908,658

Excludes payments due Dakota County and Dakota Electric Association.